Exhibit 99.01

Contacts:	Investors	Media
	Kim Watkins	Kali Fry
	Intuit Inc.	Intuit Inc.
	650-944-3324	650-944-3036
	kim_watkins@intuit.com	kali_fry@intuit.com

Intuit Reports Strong First Quarter Results and Raises Full Year Revenue Guidance Reflecting Early Momentum in the Year and the Acquisition of Mailchimp

MOUNTAIN VIEW, Calif. - Nov 18, 2021 - Intuit Inc. (Nasdaq: INTU), the global technology platform that makes TurboTax, QuickBooks, Mint, Credit Karma and Mailchimp, announced financial results for the first quarter of fiscal 2022, which ended Oct. 31. Intuit grew total revenue to $2.0 billion, up from $1.3 billion the prior year, including the addition of Credit Karma. With the addition of Mailchimp starting Nov. 1 and the company's strong momentum, Intuit raised its fiscal year 2022 revenue guidance to 26 to 28 percent growth. Excluding Mailchimp, the company expects revenue growth of 18 to 20 percent, up from prior guidance of 15 to 16 percent.
“We are off to a strong start in fiscal year 2022, delivering on our strategy of becoming an AI-driven expert platform powering the prosperity of consumers and small businesses," said Sasan Goodarzi, Intuit's chief executive officer. "We continue to see strong momentum and proof that our Big Bets are further positioning us for durable growth in the future, and we're delighted that Mailchimp has joined Intuit."
Financial Highlights
For the first quarter, Intuit:
•Grew total revenue to $2.0 billion, up from $1.3 billion the prior year, including the addition of Credit Karma.
•Increased Small Business and Self-Employed Group revenue 22 percent to $1.4 billion.
•Grew Online Ecosystem revenue 36 percent to $845 million.
•Reported Credit Karma revenue of $418 million, a quarterly record for the business.
1

Unless otherwise noted, all growth rates refer to the current period versus the comparable prior-year period, and the business metrics and associated growth rates refer to worldwide business metrics.
Snapshot of First-quarter Results

	GAAP			Non-GAAP
	Q1 FY22	Q1 FY21	Change	Q1 FY22	Q1 FY21	Change
Revenue	$2,007	$1,323	52%	$2,007	$1,323	52%
Operating Income	$195	$209	(7)%	$555	$334	66%
Earnings Per Share	$0.82	$0.75	9%	$1.53	$0.94	63%
Dollars are in millions, except earnings per share. Note that GAAP results include a $39 million net gain on other long-term investments. See “About Non-GAAP Financial Measures” below for more information regarding financial measures not prepared in accordance with Generally Accepted Accounting Principles (GAAP).
Business Segment Results
Small Business and Self-Employed Group
•QuickBooks Online Accounting revenue grew 32 percent in the quarter, driven primarily by customer growth, higher effective prices and mix-shift.
•Online Services revenue increased 42 percent, driven by QuickBooks Online payroll and QuickBooks Online payments.
•Total international online revenue grew 39 percent on a constant currency basis.

Credit Karma
•Within the core verticals, Credit Karma saw record revenue in the quarter driven by strength in personal loans and credit cards combined.
Consumer and ProConnect Groups
•Consumer Group revenue grew to $120 million in the quarter, up from $119 million the prior year.
•ProConnect Group professional tax revenue grew to $26 million in the quarter, up from $23 million the prior year.

Capital Allocation Summary
In the first quarter the company:
2

•Reported a total cash and investments balance of approximately $3.3 billion as of Oct. 31. On Nov. 1, the company entered into a $4.7 billion term loan under a new credit agreement to partially fund the Mailchimp acquisition.
•Repurchased $339 million of shares, with $3.0 billion remaining on the company's share repurchase authorization.
•Received Board approval for a quarterly dividend of $0.68 per share, payable January 18, 2022. This represents a 15 percent increase compared to the same period last year.
Forward-looking Guidance
Intuit updated guidance for full fiscal year 2022. The company expects:
•Revenue of $12.165 billion to $12.300 billion, growth of approximately 26 to 28 percent, including Mailchimp as of Nov. 1 and a full year of Credit Karma.
•Excluding Mailchimp, revenue growth of 18 to 20 percent, up from previous guidance for growth of 15 to 16 percent.
•GAAP operating income of $2.441 billion to $2.501 billion, a decline of approximately 2 percent to flat, down from previous guidance for growth of 4 to 7 percent.
•Non-GAAP operating income of $4.370 billion to $4.430 billion, growth of approximately 25 to 27 percent, up from previous guidance for growth of 16 to 18 percent.
•GAAP diluted earnings per share of $7.00 to $7.16, a decline of approximately 7 to 5 percent, down from previous guidance of a decline of 1 percent to growth of 1 percent.
•Non-GAAP diluted earnings per share of $11.48 to $11.64, growth of approximately 18 to 20 percent, up from previous guidance for growth of 13 to 16 percent.
The company also updated segment revenue guidance for the Small business and Self-Employed Group and Credit Karma. The company now expects the following segment revenue results for fiscal year 2022:
•Small Business and Self-Employed Group: growth of 32 to 33 percent, up from previous guidance for growth of 12 to 14 percent, reflecting 16 to 17 percent organic growth and a $760 million to $770 million contribution from the Mailchimp acquisition.
•Credit Karma: revenue of $1.540 billion to $1.565 billion, up from previous guidance of $1.345 billion to $1.380 billion.
•Consumer Group: growth of 10 to 11 percent.
•ProConnect Group: growth of 1 to 2 percent.
3

Intuit announced guidance for the second quarter of fiscal year 2022, which ends Jan. 31. The company expects:
•Revenue growth of approximately 73 to 74 percent.
•GAAP earnings per share of $0.55 to $0.59.
•Non-GAAP diluted earnings per share of $1.84 to $1.88.
Conference Call Details
Intuit executives will discuss the financial results on a conference call at 1:30 p.m. Pacific time on Nov. 18. The conference call can be heard live at http://investors.intuit.com/Events/default.aspx. Prepared remarks for the call will be available on Intuit’s website after the call ends.

Replay Information
A replay of the conference call will be available for one week by calling 855-859-2056, or 404-537-3406 from international locations. The access code for this call is 3688875. The audio webcast will remain available on Intuit’s website for one week after the conference call.
About Intuit
Intuit is the global technology platform that helps consumers and small businesses overcome their most important financial challenges. Serving more than 100 million customers worldwide with TurboTax, QuickBooks, Mint, Credit Karma, and Mailchimp, we believe that everyone should have the opportunity to prosper. We never stop working to find new, innovative ways to make that possible. Please visit us for the latest information about Intuit, our products and services, and find us on social.
About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled "About Non-GAAP Financial Measures" as well as the related Table B1,
4

Table B2, and Table E. A copy of the press release issued by Intuit today can be found on the investor relations page of Intuit's website.
Cautions About Forward-looking Statements
This press release contains forward-looking statements, expectations regarding: forecasts and timing of growth and future financial results of Intuit and its reporting segments; Intuit’s prospects for the business in fiscal 2022 and beyond; timing and growth of revenue from current or future products and services; Intuit's corporate tax rate; the amount and timing of any future dividends or share repurchases; the impact of acquisitions on our business and strategic priorities; as well as all of the statements under the heading “Forward-looking Guidance.”

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant global economic instability and uncertainty. These factors include, without limitation, the following: our ability to compete successfully; potential governmental encroachment in our tax businesses; our ability to adapt to technological change; our ability to predict consumer behavior; our reliance on third-party intellectual property; our ability to protect our intellectual property rights; any harm to our reputation; risks associated with acquisition and divestiture activity, including the acquisition and integration of Credit Karma and Mailchimp; the issuance of equity or incurrence of debt to fund an acquisition; our cybersecurity incidents (including those affecting the third parties we rely on); customer concerns about privacy and cybersecurity incidents; fraudulent activities by third parties using our offerings; our failure to process transactions effectively; interruption or failure of our information technology; our ability to maintain critical third-party business relationships; our ability to attract and retain talent; any deficiency in the quality or accuracy of our products (including the advice given by experts on our platform); any delays in product launches; difficulties in processing or filing customer tax submissions; risks associated with international operations; changes to public policy, laws or regulations affecting our businesses; litigation in which we are involved; the seasonal nature of our tax business; changes in tax rates and tax reform legislation; global economic changes; exposure to credit, counterparty and other risks in providing capital to businesses; amortization of acquired intangible assets and impairment charges; our ability to repay or otherwise comply with the terms of our outstanding debt; our ability to repurchase shares or distribute dividends; volatility of our stock price; and our ability to successfully market our offerings. More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2021 and in our other SEC filings. You can locate these reports through our website at http://investors.intuit.com. Fiscal 2022 full-year and Q2 guidance speaks only as of the date it was publicly issued by Intuit. Other forward-looking statements represent the judgment of the
5

management of Intuit as of the date of this presentation. We do not undertake any duty to update any forward-looking statement or other information in this presentation.

6

TABLE A
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	October 31, 2021	October 31, 2020
Net revenue:
Product	$397	$367
Service and other	1,610	956
Total net revenue	2,007	1,323
Costs and expenses:
Cost of revenue:
Cost of product revenue	15	15
Cost of service and other revenue	387	234
Amortization of acquired technology	15	7
Selling and marketing	550	362
Research and development	530	325
General and administrative	262	169
Amortization of other acquired intangible assets	53	2
Total costs and expenses [A]	1,812	1,114
Operating income	195	209
Interest expense	(7)	(8)
Interest and other income, net	50	9
Income before income taxes	238	210
Income tax provision [B]	10	12
Net income	$228	$198

Basic net income per share	$0.84	$0.75
Shares used in basic per share calculations	273	263

Diluted net income per share	$0.82	$0.75
Shares used in diluted per share calculations	277	265

Cash dividends declared per common share	$0.68	$0.59

See accompanying Notes.

INTUIT INC.
NOTES TO TABLE A

[A]The following table summarizes the total share-based compensation expense that we recorded in operating income for the periods shown.

	Three Months Ended
(in millions)	October 31, 2021	October 31, 2020
Cost of revenue	$27	$15
Selling and marketing	64	32
Research and development	109	38
General and administrative	80	26
Total share-based compensation expense	$280	$111
[B]We compute our provision for or benefit from income taxes by applying the estimated annual effective tax rate to income or loss from recurring operations and adding the effects of any discrete income tax items specific to the period.
We recognized excess tax benefits on share-based compensation of $47 million and $52 million in our provision for income taxes for the three months ended October 31, 2021 and 2020, respectively.
Our effective tax rate for the three months ended October 31, 2021 was approximately 4%. Excluding discrete tax items primarily related to share-based compensation tax benefits mentioned above, our effective tax rate was 25%. The difference from the federal statutory rate of 21% was primarily due to state income taxes and non-deductible share-based compensation, which were partially offset by the tax benefit we received from the federal research and experimentation credit.
Our effective tax rate for the three months ended October 31, 2020 was approximately 6%. Excluding discrete tax items primarily related to share-based compensation tax benefits mentioned above, our effective tax rate was 25%. The difference from the federal statutory rate of 21% was primarily due to state income taxes and non-deductible share-based compensation, which were partially offset by the tax benefit we received from the federal research and experimentation credit.
In the current global tax policy environment, the U.S. and other domestic and foreign governments continue to consider, and in some cases enact, changes in corporate tax laws. As changes occur, we account for finalized legislation in the period of enactment.

TABLE B1
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2022
	Q1	Q2	Q3	Q4	Year to Date
GAAP operating income (loss)	$195	$—	$—	$—	$195
Amortization of acquired technology	15	—	—	—	15
Amortization of other acquired intangible assets	53	—	—	—	53
Professional fees and transaction costs for business combinations	12	—	—	—	12
Share-based compensation expense	280	—	—	—	280
Non-GAAP operating income (loss)	$555	$—	$—	$—	$555

GAAP net income (loss)	$228	$—	$—	$—	$228
Amortization of acquired technology	15	—	—	—	15
Amortization of other acquired intangible assets	53	—	—	—	53
Professional fees and transaction costs for business combinations	12	—	—	—	12
Share-based compensation expense	280	—	—	—	280
Net (gain) loss on debt securities and other investments [A]	(42)	—	—	—	(42)
Income tax effects and adjustments [B]	(123)	—	—	—	(123)
Non-GAAP net income (loss)	$423	$—	$—	$—	$423

GAAP diluted net income (loss) per share	$0.82	$—	$—	$—	$0.82
Amortization of acquired technology	0.06	—	—	—	0.06
Amortization of other acquired intangible assets	0.19	—	—	—	0.19
Professional fees and transaction costs for business combinations	0.04	—	—	—	0.04
Share-based compensation expense	1.01	—	—	—	1.01
Net (gain) loss on debt securities and other investments [A]	(0.15)	—	—	—	(0.15)
Income tax effects and adjustments [B]	(0.44)	—	—	—	(0.44)
Non-GAAP diluted net income (loss) per share	$1.53	$—	$—	$—	$1.53

Shares used in GAAP diluted per share calculation	277	—	—	—	277

Shares used in non-GAAP diluted per share calculation	277	—	—	—	277
[A] During the three months ended October 31, 2021, we recognized $39 million of net gains on other long-term investments.
[B]    As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table E, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period-specific items. Income tax adjustments consist primarily of the tax impact of the non-GAAP pre-tax adjustments and the excess tax benefits on share-based compensation.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE B2
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2021
	Q1	Q2	Q3	Q4	Full Year
GAAP operating income (loss)	$209	$(25)	$1,914	$402	$2,500
Amortization of acquired technology	7	14	14	15	50
Amortization of other acquired intangible assets	2	36	54	54	146
Professional fees for business combinations	5	30	1	—	36
Share-based compensation expense	111	180	218	244	753
Non-GAAP operating income (loss)	$334	$235	$2,201	$715	$3,485

GAAP net income (loss)	$198	$20	$1,464	$380	$2,062
Amortization of acquired technology	7	14	14	15	50
Amortization of other acquired intangible assets	2	36	54	54	146
Professional fees for business combinations	5	30	1	—	36
Share-based compensation expense	111	180	218	244	753
Net (gain) loss on debt securities and other investments	(7)	(8)	—	—	(15)
Other income from divested businesses [A]	—	(30)	—	—	(30)
Income tax effects and adjustments [B]	(66)	(57)	(73)	(149)	(345)
Non-GAAP net income (loss)	$250	$185	$1,678	$544	$2,657

GAAP diluted net income (loss) per share	$0.75	$0.07	$5.30	$1.37	$7.56
Amortization of acquired technology	0.03	0.05	0.05	0.06	0.18
Amortization of other acquired intangible assets	—	0.14	0.19	0.20	0.53
Professional fees for business combinations	0.02	0.11	—	—	0.13
Share-based compensation expense	0.42	0.66	0.79	0.88	2.76
Net (gain) loss on debt securities and other investments	(0.03)	(0.03)	—	—	(0.05)
Other income from divested businesses [A]	—	(0.11)	—	—	(0.11)
Income tax effects and adjustments [B]	(0.25)	(0.21)	(0.26)	(0.54)	(1.26)
Non-GAAP diluted net income (loss) per share	$0.94	$0.68	$6.07	$1.97	$9.74

Shares used in GAAP diluted per share calculation	265	273	276	277	273

Shares used in non-GAAP diluted per share calculation	265	273	276	277	273
[A]    During the three months ended January 31, 2021, we recorded a $30 million gain from the sale of a note receivable that was previously written off.
[B]    As discussed in "About Non-GAAP Financial Measures - Income Tax Effects and Adjustments" following Table E, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period-specific items. Income tax adjustments consist primarily of the tax impact of the non-GAAP pre-tax adjustments and the excess tax benefits on share-based compensation.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	October 31, 2021	July 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$2,864	$2,562
Investments	386	1,308
Accounts receivable, net	411	391
Income taxes receivable	111	123
Prepaid expenses and other current assets	409	316
Current assets before funds held for customers	4,181	4,700
Funds held for customers	306	457
Total current assets	4,487	5,157

Long-term investments	84	43
Property and equipment, net	789	780
Operating lease right-of-use assets	405	380
Goodwill	5,613	5,613
Acquired intangible assets, net	3,195	3,252
Long-term deferred income taxes	8	8
Other assets	289	283
Total assets	$14,870	$15,516

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$531	$623
Accrued compensation and related liabilities	316	530
Deferred revenue	600	684
Other current liabilities	385	361
Current liabilities before customer fund deposits	1,832	2,198
Customer fund deposits	306	457
Total current liabilities	2,138	2,655

Long-term debt	2,037	2,034
Long-term deferred income tax liabilities	508	525
Operating lease liabilities	403	380
Other long-term obligations	51	53
Total liabilities	5,137	5,647

Stockholders’ equity	9,733	9,869
Total liabilities and stockholders’ equity	$14,870	$15,516

TABLE D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	October 31, 2021	October 31, 2020
Cash flows from operating activities:
Net income	$228	$198
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	45	37
Amortization of acquired intangible assets	69	9
Non-cash operating lease cost	18	13
Share-based compensation expense	280	111
Deferred income taxes	(16)	17
Other	(35)	(16)
Total adjustments	361	171
Originations of loans held for sale	—	(43)
Sale and principal payments of loans held for sale	—	147
Changes in operating assets and liabilities:
Accounts receivable	(21)	47
Income taxes receivable	11	(17)
Prepaid expenses and other assets	(31)	(38)
Accounts payable	(107)	(58)
Accrued compensation and related liabilities	(212)	(248)
Deferred revenue	(86)	(85)
Operating lease liabilities	(18)	(12)
Other liabilities	20	(17)
Total changes in operating assets and liabilities	(444)	(428)
Net cash provided by operating activities	145	45
Cash flows from investing activities:
Purchases of corporate and customer fund investments	(257)	(198)
Sales of corporate and customer fund investments	1,053	30
Maturities of corporate and customer fund investments	123	156
Purchases of property and equipment	(42)	(38)
Acquisitions of businesses, net of cash acquired	—	(85)
Originations of term loans to small businesses	(125)	(11)
Principal repayments of term loans from small businesses	72	29
Other	(28)	(13)
Net cash provided by (used in) investing activities	796	(130)
Cash flows from financing activities:
Repayments on borrowings under unsecured revolving credit facility	—	(1,000)
Proceeds from borrowings under secured revolving credit facility	2	—
Repayment of debt	—	(13)
Proceeds from issuance of stock under employee stock plans	55	88
Payments for employee taxes withheld upon vesting of restricted stock units	(167)	(99)
Cash paid for purchases of treasury stock	(335)	—
Dividends and dividend rights paid	(190)	(158)
Net change in customer fund deposits	(151)	29
Net cash used in financing activities	(786)	(1,153)

Effect of exchange rates on cash, cash equivalents, restricted cash, and restricted cash equivalents	(2)	(1)
Net increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	153	(1,239)
Cash, cash equivalents, restricted cash, and restricted cash equivalents at beginning of period	2,819	6,697
Cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$2,972	$5,458
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents reported within the condensed consolidated balance sheets to the total amounts reported on the condensed consolidated statements of cash flows
Cash and cash equivalents	$2,864	$5,174
Restricted cash and restricted cash equivalents included in funds held for customers [A]	108	284
Total cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$2,972	$5,458
[A] See quarterly reports filed on Form 10-Q for reconciliation of funds held for customers by investment category.

TABLE E
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES TO PROJECTED GAAP REVENUE, OPERATING INCOME, AND EPS
(In millions, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP Range of Estimate				Non-GAAP Range of Estimate
	From	To	Adjmts		From	To
Three Months Ending January 31, 2022
Revenue	$2,719	$2,749	$—		$2,719	$2,749
Operating income	$173	$188	$544	[a]	$717	$732
Diluted earnings per share	$0.55	$0.59	$1.29	[b]	$1.84	$1.88

Twelve Months Ending July 31, 2022
Revenue	$12,165	$12,300	$—		$12,165	$12,300
Operating income	$2,441	$2,501	$1,929	[c]	$4,370	$4,430
Diluted earnings per share	$7.00	$7.16	$4.48	[d]	$11.48	$11.64
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.
[a]     Reflects estimated adjustments for share-based compensation expense of approximately $336 million; professional fees for business combinations of approximately $50 million; amortization of acquired technology of approximately $39 million; and amortization of other acquired intangible assets of approximately $119 million.
[b]     Reflects estimated adjustments in item [a], income taxes related to these adjustments, and other income tax effects related to the use of the non-GAAP tax rate.
[c]     Reflects estimated adjustments for share-based compensation expense of approximately $1.3 billion; professional fees for business combinations of approximately $62 million; amortization of acquired technology of approximately $131 million; and amortization of other acquired intangibles of approximately $410 million. The estimated amortization adjustments were calculated based on existing intangible assets as of October 31, 2021 and a preliminary valuation for the Mailchimp acquisition.
[d]    Reflects estimated adjustments in item [c], income taxes related to these adjustments, other income tax effects related to the use of the non-GAAP tax rate, and $39 million of net gains on other long-term investments.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated November 18, 2021 contains non-GAAP financial measures. Table B1, Table B2, and Table E reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP net income (loss) per share.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We exclude the following items from all of our non-GAAP financial measures:

•Share-based compensation expense
•Amortization of acquired technology
•Amortization of other acquired intangible assets
•Goodwill and intangible asset impairment charges
•Gains and losses on disposals of businesses and long-lived assets
•Professional fees and transaction costs for business combinations

We also exclude the following items from non-GAAP net income (loss) and diluted net income (loss) per share:

•Gains and losses on debt and equity securities and other investments
•Income tax effects and adjustments
•Discontinued operations

We believe these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, our individual operating segments, or our senior management. Segment managers are not held accountable for share-based compensation expense, amortization, or the other excluded items and, accordingly, we exclude these amounts from our measures of segment performance. We believe our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

The following are descriptions of the items we exclude from our non-GAAP financial measures.

Share-based compensation expenses. These consist of non-cash expenses for stock options, restricted stock units, and our Employee Stock Purchase Plan. When considering the impact of equity awards, we place greater emphasis on overall shareholder dilution rather than the accounting charges associated with those awards.

Amortization of acquired technology and amortization of other acquired intangible assets. When we acquire a business in a business combination, we are required by GAAP to record the fair values of the intangible assets of the business and amortize them over their useful lives. Amortization of acquired technology in cost of revenue includes amortization of software and other technology assets of acquired businesses. Amortization of other acquired intangible assets in operating expenses includes amortization of assets such as customer lists, covenants not to compete, and trade names.

Goodwill and intangible asset impairment charges. We exclude from our non-GAAP financial measures non-cash charges to adjust the carrying values of goodwill and other acquired intangible assets to their estimated fair values.

Gains and losses on disposals of businesses and long-lived assets. We exclude from our non-GAAP financial measures gains and losses on disposals of businesses and long-lived assets because they are unrelated to our ongoing business operating results.

Professional fees and transaction costs for business combinations. We exclude from our non-GAAP financial measures the professional fees we incur to complete business combinations. These include investment banking, legal, and accounting fees.

Gains and losses on debt and equity securities and other investments. We exclude from our non-GAAP financial measures gains and losses that we record when we impair available-for-sale debt and equity securities and other investments.

Income tax effects and adjustments. We use a long-term non-GAAP tax rate for evaluating operating results and for planning, forecasting, and analyzing future periods. This long-term non-GAAP tax rate excludes the income tax effects of the non-GAAP pre-tax adjustments described above, and eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Based on our current long-term projections, we are using a long-term non-GAAP tax rate of 24% for fiscal 2021 and fiscal 2022. This long-term non-GAAP tax rate could be subject to change for various reasons including significant acquisitions, changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate. We will evaluate this long-term non-GAAP tax rate on an annual basis and whenever any significant events occur which may materially affect this rate.

Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures.